EXHIBIT 1.02

LEAPFROG ENTERPRISES, INC. Conflict Minerals Report For the reporting period from January 1 to December 31, 2013

This Conflict Minerals Report (the “Report”) of LeapFrog Enterprises, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company contracts to manufacture products for which the Conflict Minerals are necessary to the functionality or production of those products.

Company Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the period from January 1 to December 31, 2013.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

LeapPad Learning Tablet Systems. The LeapPad learning tablets are a line of children’s learning tablets designed for children ages three to nine and are used with game cartridges as well as digital content available in the Company’s App Center.

Leapster Learning Game Systems. Our line of Leapster handheld learning game systems are handheld gaming consoles designed for children ages four to nine and are used with game cartridges as well as digital content available in the Company’s App Center.

LeapReader Learning Systems. The LeapReader learning systems line of products consists of the LeapReader reading and writing system, a stylus-based learn-to-read-and-write product, designed for children ages four to eight, and the LeapReader Junior reading system, a ready-to-read system for children ages one to four.

Cartridges. We sell over 50 educational learning games in cartridge format, which are compatible with our LeapPad and Leapster systems. Our cartridges cover educational cornerstones such as math, reading, writing, geography and sciences, as well as other topics such as life skills, creativity through art, music and imaginative play.

Learning Toys. We have a variety of learning toys designed for children from birth to age four that support a wide variety of important educational skills for infants and young children, including phoneme, letter, number and color recognition, musical awareness and fine motor skills.

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The Company’s Due Diligence Process

The Company conducted a good faith reasonable country of origin inquiry (the “RCOI”) regarding the Conflict Minerals. The RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The result of the RCOI was that the Company determined that it had reason to believe that the Conflict Minerals may have originated in the Covered Countries and were not from recycled or scrap sources.

As a result of this determination, as required by the Rule, the Company then exercised due diligence on the source and chain of custody of the Conflict Minerals used in the Covered Products. The Company’s due diligence measures were designed to conform to the framework in the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), published by the Organisation for Economic Co-operation and Development (the “OECD”).

The due diligence process was divided into three phases, consistent with the OECD Guidance: Establishment of Company Management Systems, Risk Identification and Risk Assessment.

Establishment of Company Management Systems

The Company developed and adopted a policy relating to Conflict Minerals, incorporating the standards set forth in the OECD Guidance. The policy provides that the Company is committed to identifying any Conflict Minerals contained in our products as a part of our social responsibility and in order to achieve compliance with the Rule. In addition, the policy states that LeapFrog supports, contributes to and will rely on industry initiatives, such as the Conflict Free Smelter Program, to validate that the metals used in our products are not contributing to conflict. The policy is posted on our website at www.leapfrog.com/en-us/legal/conflict-minerals.

Next, the Company identified the key stakeholders within the Company, which included a cross-functional team of employees from various departments, in order to structure internal management to support supply chain due diligence. Members of the Company’s Legal, Internal Audit and Global Supply Chain departments in the United States and Hong Kong were assigned roles and responsibility for supply chain due diligence and compliance with the Rule. The Company conducted awareness training and education to members of this team regarding the key regulatory, environmental and human rights issues involved in the Rules.

The Company then sought to establish a system of controls and transparency over its Conflict Mineral supply chain. The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the Company and the original sources of Conflict Minerals. The Company contracts to manufacture all of the Covered Products from contract manufacturers (“Contract Manufacturers”) and does not manufacture any of the Covered Products directly.

Similarly, the Company does not purchase the majority of the components of the Covered Products directly since it does not manufacture the Covered Products. However, the Company does negotiate for and purchase certain limited key components directly from suppliers (“Key Suppliers” and, together with the Contract Manufacturers, the “Covered Suppliers”). However, the vast majority of the components of the Covered Products are sourced and purchased by our Contract Manufacturers. The Company does not purchase any Conflict Minerals directly from mines, smelters or refiners.

The Company must therefore rely on the Covered Suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of such Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

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For these reasons, the Company adopted the Conflict Minerals Reporting Survey Template (version 2.03a, the “EICC-GeSI Survey”), co-published by the Electronic Industry Citizen Coalition and the Global e-Sustainability Initiative (“EICC-GeSI”). The EICC-GeSI Survey is a standardized reporting template developed by the Conflict-Free Sourcing Initiative that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized. The EICC-GeSI survey enables the Company to obtain greater control and transparency over its mineral supply chain.

Next, the Company communicated information regarding the Company’s supply chain due diligence process to the Covered Suppliers. This consisted of the distribution of written material to the Covered Suppliers, providing: (i) an introduction to and overview of the Rule, (ii) LeapFrog’s commitment to ensuring that the Conflict Minerals contained in the Covered Products were sourced with due respect for human rights, and (iii) the due diligence process the Company was going to undertake to comply with the Rule. After the initial communication was distributed, the Company conducted training on the topic for its Covered Suppliers.

Next, the Company drafted legal provisions to include in its contractual agreements with its Contract Manufacturers. These provisions required Contract Manufacturers to agree to (i) adopt policies and establish systems to procure Conflict Minerals to be used in the Covered Products from sources that have been verified as conflict free, (ii) communicate and enforce such conflict minerals policy on their sub-suppliers, and (iii) assist LeapFrog in conducting its due diligence on its supply chain.

After these initial steps, the Company sent the EICC-GeSI survey to all of its Covered Suppliers. The Company reviewed and verified the completeness of the survey responses. In numerous instances the Company received, even after repeated inquires, conflicting or incomplete information regarding those facilities utilized to process the Conflict Minerals, as well as insufficient information regarding the mine(s) or source(s) of origin of the Conflict Minerals. The Company rejected incomplete or incorrectly completed surveys and instructed suppliers on the correct manner to complete the survey. The Company received a response rate of 65% of its Covered Suppliers.

Risk Identification

The next step in the due diligence process involved the identification of risks in the supply chain, beginning with the identification of the smelters and refiners in the Company’s supply chain. Based on the information that was provided by the Covered Suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below in the table below.

Metal	Smelter or Refiner Facility Name
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Mineração Ltda
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Asarco
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB

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Gold	Caridad
Gold	Cendres & Métaux SA
Gold	Central Bank of the DPR of Korea
Gold	Chimet SpA
Gold	Chugai Mining
Gold	Codelco
Gold	Cooson Sempsa
Gold	Daejin Indus Co. Ltd
Gold	DaeryongENC
Gold	Do Sung Corporation
Gold	Dowa
Gold	Eco-System Recycling Co. Ltd.
Gold	FSE Novosibirsk Refinery
Gold	Guangdong Jinding Gold Co.,Ltd
Gold	Harima Smelter
Gold	Harmony Gold Refinery
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd Hong Kong
Gold	Heraeus Materials Technology GMBH&CO.KG
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,Ltd.
Gold	Hisikari Mine
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Japan Pure Chemical
Gold	Jiangxi Copper Company Limited
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralectromed
Gold	JX Nippon Mining & Metals Co., Ltd
Gold	Kanfort Industrial (Yantai) Co. Ltd.
Gold	Kazzinc Ltd
Gold	Kennecott Utah Copper
Gold	Kojima Chemicals Co. Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	London Bullion Market Association
Gold	LS-Nikko Copper Inc
Gold	Materion
Gold	Matsuda Sangyo Co. Ltd
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKE
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.

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Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Niihama Nickel Refinery
Gold	Ohio Precious Metals LLC.
Gold	OJSC Kolyma Refinery
Gold	PAMP SA
Gold	Pan Pacific Copper Co. LTD
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	SAMWON METALS Corp.
Gold	Schone Edelmetaal
Gold	SEMPSA Joyeria Plateria SA
Gold	Senju Metal Industry Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	Shanghai Gold Exchange
Gold	So Accurate Refing Group
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co. Ltd.
Gold	Suzhou Xingrui Noble
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	Timah Company
Gold	Tokuriki Honten Co. Ltd
Gold	Tongling nonferrous holding group co. ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	United Precious Metal Refining, Inc.
Gold	VALCAMBI SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Wuxi Middle Treasure Materials
Gold	Xstrata Canada Corporation
Gold	Yamamoto Precious Metal Co. Ltd.
Gold	Yantai Zhaojin Lifu Precious Metals Co., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Zhaojin Gold Argentine refining company limited
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	CIF
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	Exotech Inc.
Tantalum	F&X
Tantalum	Fujian Nanping
Tantalum	Global Advanced Metals

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Tantalum	H.C. Starck GmbH
Tantalum	Jiangxi Rare Earth Metals Tungsten Group Corp.
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Tantalum	Metal Do
Tantalum	Metallurgical Products India Pvt. Ltd.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Nippon Mining & Metals Co.,Ltd.
Tantalum	NTET, Thailand
Tantalum	PT Putra Karya
Tantalum	Solikamsk Metal Works
Tantalum	Taki Chemicals
Tantalum	Ulba
Tantalum	Zhuzhou Cement Carbide
Tin	AIM
Tin	Alpha Metals Korea Ltd.
Tin	Amalgamet Inc
Tin	American Iron and Metal
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.
Tin	Aoki Labatories Ltd.
Tin	Asahi Solder Tech (Wuxi) Co. Ltd.
Tin	ATI Metalworking Products
Tin	Best Metals
Tin	Butterworth
Tin	Chengfeng Metals Co Pte Ltd
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cookson
Tin	Cooper Santa
Tin	CV Duta Putra Bangka
Tin	CV Jus Tindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Dae Kil
Tin	Daewoo International
Tin	Electroloy Sdn Bhd
Tin	EM Vinto
Tin	F&X Electro-Materials Limited
Tin	Feinhütte Halsbrücke GmbH
Tin	FSE Novosibirsk Refinery
Tin	Furukawa Electric
Tin	Ganzhou Huaxing Tungsten
Tin	Gejiu Non-ferrous Metal Processing Co. Ltd.
Tin	Gejiu Yunxi Croup Corp
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Goodway
Tin	GRANDE
Tin	Guang Xi Hua Xi Corp

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Tin	Hana-High Metal
Tin	Heesung Metal Ltd.
Tin	Heraeus Materials Singapore Pte, Ltd.
Tin	Heraeus Oriental Hitec Co., Ltd.
Tin	Heraeus Precious Metals GmbH & Co. KG
Tin	Heraeus Technology Center
Tin	Heraeus Zhaoyuan Changshu Electronic Material Co.,Ltd
Tin	High Quality Technology Co., Ltd
Tin	Hitachi Cable
Tin	Huaxi Guangxi Group
Tin	Huichang Shun Tin Kam Industries, Ltd.
Tin	Hyundai-Steel
Tin	IBF IND Brasileira de Ferroligas Ltda
Tin	Indonesian State Tin Corporation
Tin	Ishihara Chemical Co. Ltd.
Tin	JalanPantai/Malaysia
Tin	Jean Goldschmidt International
Tin	Jiangxi Nanshan
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.
Tin	Ketabang
Tin	Koba
Tin	Koki Japan
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.
Tin	Kupol
Tin	Laibin Smeltery of Liuzhou China Tin Group Co., Ltd.
Tin	Lingbao Jinyuan Tonghui
Tin	Linwu Xianggui Smelter Co
Tin	Liuzhou China Tin
Tin	Malaysia Smelting Corporation (MSC)
Tin	MCP Metal Specialist Inc.
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	Ming Li Jia Smelt Metal Factory
Tin	Minsur
Tin	Mits-Tec (Shanghai) Co. Ltd.
Tin	Mitsubishi Materials Corporation
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nathan Trotter & Co
Tin	Nghe Tin Non-Ferrous Metal One Member State company Ltd.
Tin	Nihon Superior Co. Ltd
Tin	Nihon Genma MFG Co., Ltd.
Tin	Nihon Kagaku Sangyo Co., Ltd
Tin	Nippon Filler Metals Ltd
Tin	Novosibirsk Integrated Tin Works
Tin	OMSA
Tin	PL Timah Tbk
Tin	Poongsan
Tin	Posco
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari

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Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah
Tin	PT Timah
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	PT. Supra Sukses Trinusa
Tin	Pure Technology
Tin	Rahman Hydrulic Tin Sdn Bhd
Tin	RBT
Tin	REDSUN
Tin	Rohm & Hass
Tin	Rui Da Hung
Tin	S Company
Tin	Samhwa Non-Ferrorus Metal Ind. Co. Ltd.
Tin	Seirenngyousya
Tin	Senju Metal Industry Co. Ltd.
Tin	SGS Bolivia S.A.
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.
Tin	Shanghai Yuanhao Surface Finishing Co. Ltd.
Tin	ShangHai YueQiang Metal Products Co., LTD
Tin	Shuer Der Industry (Jiangsu) Co. Ltd.
Tin	Sinitron, Shenmao Solder (M) Sdn. Bhd.
Tin	Soft Metals Ltda
Tin	Taicang Nancang Metal Materials Co., Ltd
Tin	Taiwan Total Co. Ltd.
Tin	Tamura
Tin	Tanaka Kikinzoku Kogyo K.K
Tin	Thailand Smelting and Refining Co. Ltd.
Tin	Tong Ding Metal Company. Ltd.
Tin	Traxys
Tin	Umicore Precious Metal (S) Pte. Ltd.
Tin	Unit Metalurgi PT Timah (Persero ) Tbk
Tin	Unit Timah Kundur PT Tambang
Tin	Unvertical International(Suzhou)Co.,Ltd
Tin	White Solder Metalurgia
Tin	Wilhelm Westmetall
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company
Tin	XiHai - Liuzhou China Tin Group Co ltd - list as "China Tin"

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Tin	Xin Wang copper smelter
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd
Tin	Yokohama Metal Co Ltd
Tin	YQ
Tin	YTMM
Tin	Yunnan Chengfeng
Tin	Yunnan Tin Company Limited
Tin	Yuntinic Chemical GmbH
Tin	YunXi
Tin	Yutinic Resources
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory
Tin	Zhongjin Gold Corporation Limited
Tin	Zhuhai Horyison Solder Co.,Ltd
Tin	Zhuzhou Smelter Group Co. Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	Air Products
Tungsten	Alldyne Powder Technologies
Tungsten	Alta Group
Tungsten	Altlantic Metals
Tungsten	ATI Tungsten Materials
Tungsten	Axis Material Limited
Tungsten	Beijing Zenith Materials
Tungsten	Buffalo Tungsten
Tungsten	ChangChun up-optech
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd
Tungsten	China Minmetals Non-ferrous Metals Co Ltd
Tungsten	China National Non-ferrous
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd
Tungsten	CWB Materials
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd
Tungsten	Ganzhou Hongfei W&Mo MATERIALS CO.,LTD.
Tungsten	Global Tungsten & Powders Corp
Tungsten	Golden Egret
Tungsten	HC Starck GmbH
Tungsten	Hitachi Ltd.
Tungsten	Hunan Chenzhou Mining Group Co
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	IES Technical Sales
Tungsten	Jada Electronic limited (JX Nippon Mining&Matel Co., Ltd)
Tungsten	Japan New Metals Co Ltd
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Kanto Denka Kogyo Co., Ltd.
Tungsten	Kennaemetal Inc.
Tungsten	Meterion Advanced Materials Thin Film Products
Tungsten	Midwest Tungsten Wire Co.
Tungsten	Nanchang Cemented Carbide Limited Liability Company
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID
Tungsten	North American Tungsten
Tungsten	Plansee
Tungsten	Sichuan Metals & Materials Imp & Exp Co
Tungsten	Sincemat Co, Ltd
Tungsten	Solar Applied Materials Technology Corp.
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	Sylham
Tungsten	Taegutec
Tungsten	Tejing (Vietnam) Tungsten Co Ltd
Tungsten	Triumph Northwest
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Wort Wayne Wire Die
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.
Tungsten	Xiamen Tungsten Co Ltd
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd

9

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information, with respect to the Covered Products, to determine the country of origin of all of the Conflict Minerals in the Covered Products. However, based on the information that has been obtained, the Company has reasonably determined that countries of origin of the Conflict Minerals include the following countries: American Samoa, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, Peru, Philippines, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Kingdom, United States of America, Uzbekistan and Vietnam.

Next, the Company identified the scope of the risk assessment of the mineral supply chain by establishing a 5-step framework for a risk assessment of the due diligence of the supply chain. As part of its 5-step framework, the Company prepared a risk inventory, in which it sought to identify the potential risks of Conflict Minerals from the Covered Countries entering into the supply chain. The Company established risk rating criteria, to determine whether the identified risks were “High,” “Medium” or “Low” and it rated each of the risks identified in the risk inventory pursuant to this criteria. The risk assessment also included the establishment of key risk indicators, with threshold levels for each of the identified risks and a risk dashboard for the tracking of those risks. Finally, the Company established a mechanism of risk monitoring and reporting.

Risk Assessment – DRC Conflict Undeterminable

Based on the information obtained pursuant to the due diligence process, including the risk assessment, the Company believes there is a risk that the Covered Products contain Conflict Minerals from the Covered Countries. The Company’s due diligence into the supply chain did not determine conclusively whether any of the Covered Products did or did not contain any Conflict Minerals from any Covered Country which directly or indirectly financed or benefitted armed groups, as defined in the Rules. Accordingly, the Company has reasonably determined that each of the Covered Products is “DRC Conflict Undeterminable” as defined in the Rule.

Efforts to Locate Specific Mines of Origin

Our efforts to determine the mine or location of origin of the Conflict Minerals in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report. In particular, due to the complex nature of the Company’s supply chain, we relied on the information made available by our Covered Suppliers, who were in a better position than the Company to identify the smelters and refiners in the Company’s supply chain.

10

Remediation

The Company intends to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries by continuing to improve its due diligence processes. In particular, the Company intends to continue to engage its suppliers to improve the transparency of its supply chain and to explore the feasibility of working with suppliers who are able to obtain a “conflict free” designation for their components. In addition, the Company intends to begin an independent third party audit program to audit its supply chain due diligence practices within the next two years.

Websites Not Incorporated by Reference

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

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